Exhibit 99.3
[•], 2021
Dear Eaton Vance Corp. Stockholder:
Thank you for your support as we work toward completing the acquisition by Morgan Stanley (“Morgan Stanley”) of Eaton Vance Corp. (“Eaton Vance”). On October 7, 2020, Morgan Stanley, Mirror Merger Sub 1, Inc., a wholly owned subsidiary of Morgan Stanley (“Merger Sub 1”), Mirror Merger Sub 2, LLC, a wholly owned subsidiary of Morgan Stanley (“Merger Sub 2”), and Eaton Vance entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, as steps in a single, integrated transaction, (i) Merger Sub 1 will merge with and into Eaton Vance, with Eaton Vance surviving as a wholly owned subsidiary of Morgan Stanley (the “First Merger”), and (ii) immediately following the First Merger and as part of the same overall transaction, Eaton Vance will merge with and into Merger Sub 2 (the “Second Merger”, and together with the First Merger, the “Mergers”) with Merger Sub 2 surviving and continuing as a wholly owned subsidiary of Morgan Stanley. On October 7, 2020, the voting trustees (who hold all of the outstanding shares of Eaton Vance voting common stock through a voting trust) unanimously approved the Merger Agreement and the Mergers, the holders of outstanding voting trust receipts delivered a unanimous written consent to the voting trust approving the Merger Agreement and the Mergers, and the voting trust subsequently delivered to Eaton Vance a written consent approving the Merger Agreement and the Mergers. Accordingly, the approval of the Mergers by Eaton Vance’s stockholders was effected in accordance with the Maryland General Corporation Law and no further approval of stockholders of Eaton Vance is required to adopt or approve the Merger Agreement, the Mergers or the other transactions contemplated thereby. The closing of the Mergers is subject to the satisfaction of certain closing conditions. We currently expect the Mergers to be completed on or about [•], 2021.
Under the terms of the Merger Agreement, each Eaton Vance stockholder has the opportunity to elect to receive, as merger consideration for each share of Eaton Vance common stock that such stockholder owns (other than certain shares held by Morgan Stanley or a subsidiary of Eaton Vance), (1) a “Stock Election” of a number of shares of Morgan Stanley common stock equal to the sum of (a) 0.5833 and (b) the quotient, rounded to four decimal places, obtained by dividing $28.25 by the volume-weighted average price of Morgan Stanley common stock on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the First Merger (the “Morgan Stanley Common Stock Reference Price”), (2) a “Cash Election” of an amount of cash equal to the sum, rounded to two decimal places, of (a) $28.25 and (b) the product, rounded to four decimal places, obtained by multiplying 0.5833 by the Morgan Stanley Common Stock Reference Price or (3) a “Mixed Election” of a combination of $28.25 in cash and 0.5833 of a share of Morgan Stanley common stock. For the avoidance of doubt, an Eaton Vance stockholder does not have the opportunity to make the above election with respect to stock options, restricted stock units or other forms of equity awards held by such stockholder.
The consideration to be paid to holders of Eaton Vance common stock making a Cash Election or Stock Election in connection with the Mergers is, pursuant to the terms of the Merger Agreement, subject to automatic adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Morgan Stanley common stock issued by Morgan Stanley in the Mergers (other than in respect of certain shares held by Morgan Stanley or a subsidiary of Eaton Vance) is the same as what would be paid and issued if all Eaton Vance stockholders were to receive for each share of Eaton Vance common stock held (other than certain shares held by Morgan Stanley or a subsidiary of Eaton Vance) the mixed consideration of 0.5833 of a share of Morgan Stanley common stock and $28.25 in cash. For the avoidance of doubt, the merger consideration to be paid to holders of Eaton Vance common stock making a Mixed Election is not subject to the aforementioned adjustment.
Enclosed is an Election Form and related documents. Please complete, sign and return the Election Form, with confirmation of book-entry transfer of your shares of Eaton Vance common stock or a properly completed Notice of Guaranteed Delivery to the exchange agent for the Mergers, Broadridge Financial Solutions, Inc. (the “Exchange Agent” or “Broadridge”), in order to make your election. In addition, enclosed is an Election Information Booklet for your reference. Please use the enclosed envelope to return your Election Form and confirmation of a book-entry transfer or a properly completed Notice of Guaranteed Delivery to the Exchange Agent. Do not send any documents to Eaton Vance or Morgan Stanley.
The Election Form, together with either your (1) confirmation of book-entry transfer or (2) Notice of Guaranteed Delivery, must be RECEIVED by the Exchange Agent no later than 5:00 p.m., Eastern Time, on the date that is three business days preceding the closing date of the Mergers (the “Election Deadline”). Morgan Stanley and Eaton Vance will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the Mergers, but you are encouraged to return your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling Eaton Vance Investor Relations at (617) 672-6744 or Morgan Stanley Investor Relations at (212) 762-8131.
There is a limited period of time for you to deliver your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery. Therefore, we encourage you to submit your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery promptly. If you do not make a valid election, you will be deemed to have made a Mixed Election with respect to your shares of Eaton Vance common stock. You should note that, regardless of whether you make a Mixed Election, a Cash Election or a Stock Election, the value of the merger consideration you receive will depend on the trading price of Morgan Stanley common stock. Information regarding Morgan Stanley’s stock price can be obtained by calling Eaton Vance Investor Relations at (617) 672-6744 or Morgan Stanley Investor Relations at (212) 762-8131.
You can find additional information on the terms of the Mergers and related transactions in the Information Statement/Prospectus dated [•], 2021 (the “Information Statement/Prospectus”), a copy of which accompanies this letter and is also available through the Securities and Exchange Commission’s web site at www.sec.gov. The information contained in the Information Statement/Prospectus is current as of [•], 2021, and does not reflect subsequent developments. However, the Information Statement/Prospectus incorporates by reference subsequent filings with the Securities and Exchange Commission by Morgan Stanley. You should rely only on the information contained or expressly incorporated by reference in the Information Statement/Prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents, and we have no obligation to update any information that is contained or incorporated by reference in those documents.
If you have any questions regarding the election materials, please call Eaton Vance Investor Relations at (617) 672-6744 or Morgan Stanley Investor Relations at (212) 762-8131.

James P. Gorman Chairman and Chief Executive Officer

ELECTION FORM
With respect to shares of common stock of Eaton Vance Corp. (“Eaton Vance”)
ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRECEDING THE
CLOSING DATE OF THE MERGERS
Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 7, 2020 (the “Merger Agreement”), by and among Morgan Stanley (“Morgan Stanley”), Mirror Merger Sub 1, Inc., a wholly owned subsidiary of Morgan Stanley (“Merger Sub 1”), Mirror Merger Sub 2, LLC, a wholly owned subsidiary of Morgan Stanley (“Merger Sub 2”), and Eaton Vance, each Eaton Vance stockholder (other than Morgan Stanley or any subsidiary of Eaton Vance) has the opportunity to elect to receive, as merger consideration for each share of Eaton Vance common stock that such stockholder owns, (1) a “Stock Election” of a number of shares of Morgan Stanley common stock equal to the sum of (a) 0.5833 and (b) the quotient, rounded to four decimal places, obtained by dividing $28.25 by the volume-weighted average price of Morgan Stanley common stock on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the First Merger (the “Morgan Stanley Common Stock Reference Price”), (2) a “Cash Election” of an amount of cash equal to the sum, rounded to two decimal places, of (a) $28.25 and (b) the product, rounded to four decimal places, obtained by multiplying 0.5833 by the Morgan Stanley Common Stock Reference Price or (3) a “Mixed Election” of a combination of $28.25 in cash and 0.5833 of a share of Morgan Stanley common stock, subject in the case of a Stock Election or Cash Election to automatic adjustment, as applicable, and as provided in the Merger Agreement and discussed below. For the avoidance of doubt, an Eaton Vance stockholder does not have the opportunity to make the above election with respect to stock options, restricted stock units or other forms of equity awards held by such stockholder, although shares of Eaton Vance common stock issued pursuant to such awards will be subject to the election. For a full discussion of the mergers, the merger consideration and the effect of this election, see the Information Statement/Prospectus, dated [•], 2021 (the “Information Statement/Prospectus”).
The Election Form, together with either your (1) confirmation of book-entry transfer or (2) Notice of Guaranteed Delivery, must be RECEIVED by the exchange agent for the merger, Broadridge Financial Solutions, Inc. (the “Exchange Agent” or “Broadridge”), no later than 5:00 p.m., Eastern Time, on the date that is three business days preceding the closing date of the mergers (the “Election Deadline”). Morgan Stanley and Eaton Vance will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the mergers, but you are encouraged to return your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling Eaton Vance Investor Relations at (617) 672-6744 or Morgan Stanley Investor Relations at (212) 762-8131. If no Election Form is received by the Election Deadline, you will be deemed to have made a “Mixed Election” with respect to your shares of Eaton Vance common stock.
This election governs the merger consideration that you, as a stockholder of Eaton Vance, will receive if the mergers are consummated. This election may also affect the tax consequences of the mergers to you.
Complete the box(es) on the next page to make an election to receive (1) a “Stock Election” of a number of shares of Morgan Stanley common stock equal to the sum of (a) 0.5833 and (b) the quotient, rounded to four decimal places, obtained by dividing $28.25 by the Morgan Stanley Common Stock Reference Price, (2) a “Cash Election” of an amount of cash equal to the sum, rounded to two decimal places, of (a) $28.25 and (b) the product, rounded to four decimal places, obtained by multiplying 0.5833 by the Morgan Stanley Common Stock Reference Price, or (3) a “Mixed Election” of a combination of $28.25 in cash and 0.5833 of a share of Morgan Stanley common stock, subject in the case of a Stock Election or Cash Election to automatic adjustment, as applicable, and as provided in the Merger Agreement and discussed below. If no box is checked, you will be deemed to have made a “Mixed Election” with respect to your shares of Eaton Vance common stock.

Step 1. ELECTION. I hereby elect to receive the following as consideration for my shares of Eaton Vance common stock:
ELECTION CHOICES
STOCK ELECTION (a number of shares of Morgan Stanley common stock equal to the sum of (a) 0.5833 and (b) the quotient, rounded to four decimal places, obtained by dividing $28.25 by the Morgan Stanley Common Stock Reference Price, subject to automatic adjustment, as applicable, as discussed below)

☐	Mark this box to elect to make a Stock Election with respect to ALL of your shares of Eaton Vance common stock.

☐
Mark this box to elect to make a Stock Election with respect to the following number of your shares of Eaton Vance common stock. Please fill in the number of shares for which you would like to make a Stock Election.

CASH ELECTION (an amount of cash equal to the sum, rounded to two decimal places, of (a) $28.25 and (b) the product, rounded to four decimal places, obtained by multiplying 0.5833 by the Morgan Stanley Common Stock Reference Price, subject to automatic adjustment, as applicable, as discussed below)

☐	Mark this box to elect to make a Cash Election with respect to ALL of your shares of Eaton Vance common stock.
☐
Mark this box to elect to make a Cash Election with respect to the following number of your shares of Eaton Vance common stock. Please fill in the number of shares for which you would like to make a Cash Election.

MIXED ELECTION (a combination of $28.25 in cash and 0.5833 of a share of Morgan Stanley common stock)
☐	Mark this box to elect to make a Mixed Election with respect to ALL of your shares of Eaton Vance common stock.
☐
Mark this box to elect to make a Mixed Election with respect to the following number of your shares of Eaton Vance common stock. Please fill in the number of shares for which you would like to make a Mixed Election.

YOU WILL BE DEEMED TO
HAVE MADE A “MIXED ELECTION” IF:
A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;
B.
A completed “Election Form,” together with your confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent by the Election Deadline; or

C.	You properly and timely revoke a prior election without timely making a new election.
As described above, the terms of the Merger Agreement permit a holder of Eaton Vance common stock to make an election with respect to each share of Eaton Vance common stock. If you wish to separately identify the particular shares of Eaton Vance common stock (e.g., shares of Eaton Vance common stock acquired on particular date(s) or at particular price(s)) for which a particular election is being made, you should (i) attach a statement to this Election Form identifying the particular shares(s) of Eaton Vance common stock for which each election is made (e.g., by acquisition date or price), and (ii) retain a copy of this Election Form and the statement for your records. The elections that you make, and the shares with respect to which you make each election, may affect the tax consequences of the mergers to you. For a general description of the tax consequences of the mergers, see “Material U.S. Federal Income Tax Considerations” beginning on page [•] of the Information Statement/Prospectus. We also encourage you to consult your tax advisor with respect to whether and how you should separately identify the particular shares of Eaton Vance common stock for which a particular election is being made.
The merger consideration to be paid in respect of each share of Eaton Vance common stock for which a holder makes a Cash Election or a Stock Election is, pursuant to the terms of the Merger Agreement, subject to automatic adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Morgan Stanley common stock issued by Morgan Stanley in the mergers (other than in respect of certain shares held by Morgan Stanley or a subsidiary of Eaton Vance) is the same as what would be paid and issued if all Eaton Vance stockholders were to receive for each share of Eaton Vance common stock held the mixed consideration of 0.5833 of a share of Morgan Stanley common stock and $28.25 in cash. If such adjustment is required pursuant to the terms of the Merger Agreement, it shall occur automatically and shall apply to each share of Eaton Vance common stock for which a holder makes a Cash Election or a Stock Election, as applicable. For the avoidance of doubt, the merger consideration to be paid to holders of Eaton Vance common stock making a Mixed Election is not subject to the aforementioned adjustment. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect for a share of Eaton Vance common stock.
Shares of Morgan Stanley common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.
To be effective, this Election Form must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election Information Booklet, together with your confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by the Election Deadline. Do not send your election materials to Eaton Vance or Morgan Stanley.
Step 2. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent.
Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) in Eaton Vance’s transfer records. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity or other person, please set forth full title. See Instructions 5, 6, 7 and 8.
By signing below, I represent and warrant as follows:
(1)
I have full power and authority to surrender the shares of Eaton Vance common stock transferred in book-entry form or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my shares of Eaton Vance common stock.

(2)
I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form, duly completed and manually signed, together with all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the shares of Eaton Vance common stock will be determined by the Exchange Agent.

(3)	I acknowledge that, until I properly transfer the shares of Eaton Vance common stock to which this Election Form relates in book-entry form, I will not receive any consideration issuable or payable.
Sign and provide your tax identification number on the Internal Revenue Service Form W-9 provided herewith (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instruction 8.

Step 3. SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction 6.
Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program,” Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature	Name of Firm

Address of Firm – Please Print

SPECIAL PAYMENT, ISSUANCE AND DELIVERY FORM
The merger consideration will be issued in the name and to the address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions (See Instructions 6 and 8)	Special Delivery Instructions (See Instruction 7)
To be completed ONLY if the merger consideration is to be issued to a name that is different from the name of the registered holder(s).	To be completed ONLY if the check with respect to merger consideration is to be mailed to an address that is different from the address reflected above.

Name(s):	Name(s):
(Please Print)	(Please Print)
Address:	Address:

Telephone Number:	Telephone Number:

If completing this page for Special Payment and Issuance Instructions, please obtain an Original Medallion Signature Guarantee and apply below.

INSTRUCTIONS
(Please read carefully the instructions below)
1. Election Deadline: For any election contained herein to be considered, this Election Form, properly completed and signed, must be received by the exchange agent for the merger, Broadridge Financial Solutions, Inc. (the “Exchange Agent” or “Broadridge”), at the address set forth on the front of this Election Form, no later than 5:00 P.M., Eastern Time on the date that is three business days preceding the closing date of the mergers (the “Election Deadline”). Morgan Stanley (“Morgan Stanley”) and Eaton Vance Corp. (“Eaton Vance”) will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the mergers, but you are encouraged to return your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling Eaton Vance Investor Relations at (617) 672-6744 or Morgan Stanley Investor Relations at (212) 762-8131. The Exchange Agent, in its sole discretion, will determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed.
2. Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.
3. Termination of Merger Agreement: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return shares of Eaton Vance common stock through a book-entry transfer for shares held in street name.
4. Method of Delivery: Your Election Form, together with your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery, must be sent or delivered to the Exchange Agent. Do not send them to Morgan Stanley or Eaton Vance. Delivery will be deemed effective only when received. A return envelope is enclosed.
5. Book Shares/Check Issued in the Same Name: If the shares of Morgan Stanley common stock to be issued and/or the check for the cash payable, as applicable, to the undersigned in the mergers are to be issued in the same name as the surrendered shares, the Election Form must be completed and signed exactly as the surrendered shares are registered in Eaton Vance’s transfer records. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form. If any shares are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations. Election forms executed by trustees, executors, administrators, guardians, officers of corporations or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act.
6. Special Issuance/Payment Instructions: If the check(s) and/or shares of Morgan Stanley common stock are to be made payable to or registered in a name or names other than the name(s) that appear(s) on the surrendered shares, indicate the name(s) and address in the appropriate box. The stockholder(s) named will be considered the record owner(s) and must complete the section entitled “Signatures Required” and an IRS Form W-9 (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). If the surrendered shares are registered in the name of a person other than the person signing this Election Form, or if issuance is to be made to a person other than the person signing this Election Form or if the issuance is to be made to a person other than the registered owner(s), then the surrendered shares must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners or names that appear on such stock power(s) or with stock power(s) guaranteed by an Eligible Institution as provided herein.
7. Special Delivery Instructions: If a check is to be mailed to an address other than that appearing on the “Election Form” indicate the address in this box.
8. IRS Form W-9: Under the federal income tax laws, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed IRS Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed instructions to IRS Form W-9 for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 24% federal income tax withholding on the payment of any cash. If a stockholder has applied for a TIN and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 24% on all payments to such surrendering stockholder of any cash consideration due for such stockholder’s surrendered shares. Please review the enclosed instructions for IRS Form W-9 for additional details regarding the provision of a TIN. Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt stockholder should indicate its exempt status on IRS Form W-9. See the instructions for IRS Form W-9 for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status, a copy of which can be obtained at www.irs.gov.

ELECTION INFORMATION BOOKLET
This information booklet from Morgan Stanley (“Morgan Stanley”) is provided to stockholders of Eaton Vance Corp. (“Eaton Vance”). It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions to the enclosed Election Form carefully and review the Frequently Asked Questions below, as well as the Information Statement/Prospectus dated [•], 2021 (the “Information Statement/Prospectus”), a copy of which accompanies the enclosed Election Form. After reviewing these materials, please complete the Election Form and send it in the enclosed envelope to the exchange agent for the mergers, Broadridge Financial Solutions, Inc. (the “Exchange Agent” or “Broadridge”). If you have additional questions after reading these materials, you should contact Eaton Vance Investor Relations at (617) 672-6744 or Morgan Stanley Investor Relations at (212) 762-8131.
The deadline for receipt of your Election Form is 5:00 P.M., Eastern Time, on the date that is three business days preceding the closing date of the mergers (the “Election Deadline”). Morgan Stanley and Eaton Vance will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the mergers, but you are encouraged to return your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery as promptly as practicable.
FREQUENTLY ASKED QUESTIONS
1.	Why have I been sent an Election Form?
On October 7, 2020, Morgan Stanley, Mirror Merger Sub 1, Inc., a wholly owned subsidiary of Morgan Stanley (“Merger Sub 1”), Mirror Merger Sub 2, LLC, a wholly owned subsidiary of Morgan Stanley (“Merger Sub 2”) and Eaton Vance entered into an Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is attached as Annex A to the Information Statement/Prospectus. Under the Merger Agreement, you, as an Eaton Vance stockholder, have the option to elect to receive (1) a “Stock Election” of a number of shares of Morgan Stanley common stock equal to the sum of (a) 0.5833 and (b) the quotient, rounded to four decimal places, obtained by dividing $28.25 by the volume-weighted average price of Morgan Stanley common stock on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the transaction (the “Morgan Stanley Common Stock Reference Price”), (2) a “Cash Election” of an amount of cash equal to the sum, rounded to two decimal places, of (a) $28.25 and (b) the product, rounded to four decimal places, obtained by multiplying 0.5833 by the Morgan Stanley Common Stock Reference Price or (3) a “Mixed Election” of a combination of $28.25 in cash and 0.5833 of a share of Morgan Stanley common stock, subject in the case of a Stock Election or Cash Election to the automatic adjustment procedures set forth in the Merger Agreement and described in the Information Statement/Prospectus and the response to Question 10 below. For the avoidance of doubt, an Eaton Vance stockholder does not have the opportunity to make the above election with respect to stock options, restricted stock units or other forms of equity awards held by such stockholder.
An Election Form is being mailed to each holder of record of Eaton Vance common stock as of [•], 2021. The Election Form is to be used to make a Mixed Election, Cash Election or Stock Election. If you also hold shares of Eaton Vance common stock in “street name” through a bank, brokerage or other nominee, you will receive election instructions from that firm.
2.	What is the Election Form?
The enclosed Election Form lets us know your preferred form of payment of the merger consideration for your shares of Eaton Vance common stock.
3.	How do I complete the Election Form?
The Election Form is divided into separate sections. Instructions for completing each section are set forth in the Election Form, where applicable. You are entitled to make a Mixed Election, Cash Election or Stock Election with respect to each of your shares of Eaton Vance common stock.
When completed, please sign and date the Election Form and send it to Broadridge in the enclosed envelope along with your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery, and any required accompanying evidence of authority, so that you can make your election to receive cash, shares of Morgan

Stanley common stock or a combination of cash and shares of Morgan Stanley common stock. Please see Question 14 for important information concerning the transmittal of your Election Form to Broadridge. Please note that if your shares are held jointly, signatures of all joint owners are required.
Consistent with the terms of the Merger Agreement, the Election Form authorizes the Exchange Agent, Broadridge Financial Solutions, Inc., to take all actions necessary to accomplish the delivery of the shares of Morgan Stanley common stock and/or cash in exchange for your shares of Eaton Vance common stock.
Please return your Election Form and confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery in the enclosed envelope or electronically.
4.	How do I make an election if I hold my shares through a bank, broker or other nominee?
If you hold your shares of Eaton Vance common stock through a bank, broker or other nominee, they must make an election for your shares on your behalf in accordance with your instructions. Please instruct them how to exchange your shares by completing the election instructions you receive from them. Please contact your bank, broker or other nominee with any questions.
5.	When is my Election Form due?
Your Election Form must be RECEIVED by the Exchange Agent by the Election Deadline (which is three business days preceding the closing date of the mergers). If you hold your shares through a bank, broker or other nominee, you must return your election instructions to your bank, broker or other nominee in time for it to respond by the Election Deadline. Please refer to the instructions provided by your bank, broker or other nominee.
6.	What happens if I do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election?
If you do not submit an Election Form, miss the election deadline or otherwise fail to make a valid election, you will be deemed to have made a Mixed Election.
7.	I have received more than one set of identical election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?
Yes. If you received more than one set of election materials, this indicates that you own stock in more than one manner or in more than one name. For example, you may have shares registered directly with Eaton Vance; you may own Eaton Vance shares through a third party, such as a broker; or you may own shares in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your shares of Eaton Vance common stock. Failure to properly complete an Election Form and properly submit the Election Form by the Election Deadline means that no valid election will be made with respect to the shares to which that Election Form applies, and you will be deemed to have made the Mixed Election with respect to such shares.
8.	Under the terms of the Merger Agreement, what will I receive in exchange for my Eaton Vance shares upon completion of the mergers?
You may make, for each share of Eaton Vance common stock that you own:
•
a “Stock Election” of a number of shares of Morgan Stanley common stock equal to the sum of (a) 0.5833 and (b) the quotient, rounded to four decimal places, obtained by dividing $28.25 by the Morgan Stanley Common Stock Reference Price;

•
a “Cash Election” of an amount of cash equal to the sum, rounded to two decimal places, of (a) $28.25 and (b) the product, rounded to four decimal places, obtained by multiplying 0.5833 by the Morgan Stanley Common Stock Reference Price; or

•	a “Mixed Election” of a combination of $28.25 in cash and 0.5833 of a share of Morgan Stanley common stock.
However, the merger consideration to be paid in respect of each share of Eaton Vance common stock for which a holder of Eaton Vance common stock makes a Cash Election or Stock Election in connection with the mergers is, pursuant to the terms of the Merger Agreement, subject to automatic adjustment, as applicable and as described in the response to Question 10 below, to ensure that the total amount of cash paid and the total number of shares of

Morgan Stanley common stock issued by Morgan Stanley in the mergers (other than in respect of certain shares held by Morgan Stanley or a subsidiary of Eaton Vance) is the same as what would be paid and issued if all Eaton Vance stockholders were to receive the mixed consideration of Morgan Stanley common stock and cash. For the avoidance of doubt, the merger consideration to be paid to holders of Eaton Vance common stock making a Mixed Election is not subject to the aforementioned adjustment.
9.	Do I have to make the same election with respect to all of the Eaton Vance shares that I own?
No. You may elect to make a Mixed Election, Cash Election or Stock Election with respect to each of your shares of Eaton Vance common stock. Please follow the instructions for completing the applicable section of the Election Form. For any shares of Eaton Vance common stock held by you that are not covered by a validly submitted Election Form, you will be deemed to have elected the Mixed Election.
If you wish to separately identify the particular shares of Eaton Vance common stock (e.g., shares of Eaton Vance common stock acquired on particular date(s) or at particular price(s)) for which a particular election is being made, you should (i) attach a statement to the Election Form identifying the particular shares(s) of Eaton Vance common stock for which each election is made (e.g., by acquisition date or price), and (ii) retain a copy of the Election Form and the statement for your records. The elections that you make, and the shares with respect to which you make each election, may affect the tax consequences of the mergers to you. For a general description of the tax consequences of the mergers, see “Material U.S. Federal Income Tax Considerations” beginning on page [•] of the Information Statement/Prospectus. We also encourage you to consult your tax advisor with respect to whether and how you should separately identify the particular shares of Eaton Vance common stock for which a particular election is being made.
10.	Am I guaranteed to receive what I ask for on the Election Form?
No. The aggregate amount of cash and the aggregate number of shares of Morgan Stanley common stock to be paid and issued, respectively, to Eaton Vance stockholders pursuant to the mergers are fixed. Each share of Eaton Vance common stock with respect to which an Eaton Vance stockholder makes a Mixed Election and each share of Eaton Vance common stock held by an Eaton Vance stockholder who fails to make any valid election with respect to such stockholder’s shares of Eaton Vance common stock, will receive $28.25 in cash and 0.5833 of a share of Morgan Stanley common stock, which amounts are not subject to adjustment.
However, if the elections of those Eaton Vance stockholders making a Cash Election or a Mixed Election (including all Eaton Vance stockholders who fail to make a valid election with respect to their shares of Eaton Vance common stock) result in an oversubscription or undersubscription of the aggregate amount of cash available to be paid by Morgan Stanley to Eaton Vance stockholders as merger consideration (including as a result of changes in the trading price of Morgan Stanley common stock and the corresponding impact on the Morgan Stanley Common Stock Reference Price), the aggregate amount of cash payable by Morgan Stanley in the mergers will not be increased or decreased.
Similarly, if the elections of those Eaton Vance stockholders making a Stock Election or a Mixed Election (including all Eaton Vance stockholders who fail to make a valid election with respect to their shares of Eaton Vance common stock) result in an oversubscription or undersubscription of the aggregate number of shares of Morgan Stanley common stock available to be issued by Morgan Stanley to Eaton Vance stockholders as merger consideration (including as a result of changes in the trading price of Morgan Stanley common stock and the corresponding impact on the Morgan Stanley Common Stock Reference Price), the aggregate number of shares of Morgan Stanley common stock to be issued by Morgan Stanley in the mergers will not be increased or decreased.
Rather, in either such case, the Exchange Agent will allocate the actual amount to be paid in respect of each share of Eaton Vance common stock for which stockholders make a Cash Election or a Stock Election, as the case may be, between cash and Morgan Stanley common stock in the manner described in “The Merger Agreement—Merger Consideration—Cash Consideration” and “The Merger Agreement—Merger Consideration—Stock Consideration” beginning on page [•] of the Information Statement/Prospectus to ensure that the total amount of cash paid and the total number of shares of Morgan Stanley common stock issued by Morgan Stanley in the mergers (other than in respect of certain shares held by Morgan Stanley or a subsidiary of Eaton Vance) is the same as what would be paid and issued if all Eaton Vance stockholders were to receive the mixed consideration of Morgan Stanley common stock and cash. Accordingly, there is no assurance that an Eaton Vance stockholder that has made a valid election to receive solely cash consideration or solely stock consideration in respect of shares of Eaton Vance common stock will receive the form or combination of consideration elected with respect to such shares of Eaton Vance common stock held by such stockholder.
11.	Will the value of the merger consideration I receive vary depending on whether I make the Stock Election, Cash Election or Mixed Election?
If the price of Morgan Stanley Common Stock upon the close of the transaction equals the Morgan Stanley Common Stock Reference Price, the value at transaction close of the merger consideration you receive will be the same, regardless of whether you make the Stock Election, Cash Election or Mixed Election. Because the price of Morgan Stanley Common Stock upon the close of the transaction may be higher or lower than the Morgan Stanley Common Stock Reference Price, the value at transaction close of the merger consideration you receive may vary, depending on whether you make the Stock Election, Cash Election or Mixed Election.
12.	Will I receive any fractional shares?
No. No fractional shares of Morgan Stanley common stock will be delivered in the mergers. Instead, you will be entitled to receive cash, without interest, for any fractional share of Morgan Stanley common stock you might otherwise have been entitled to receive, in accordance with the terms of the Merger Agreement.
13.	How long will it take to receive cash or Morgan Stanley shares after the effective date of the mergers?
If the Exchange Agent receives a valid Election Form and your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery and any required accompanying evidence of authority by the Election Deadline, the cash and/or shares of Morgan Stanley common stock to which you are entitled will be delivered by the Exchange Agent as soon as practicable after the effective date of the mergers. If the Exchange Agent receives a valid Election Form and/or your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery and any required accompanying evidence of authority after the Election Deadline, you will receive the cash and/or shares of Morgan Stanley common stock from the Exchange Agent as soon as practicable after the receipt of your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery and any required accompanying evidence of authority by the Exchange Agent.
Shares of Morgan Stanley common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.
14.	What are the tax consequences associated with each of the election options?
Different tax consequences may be associated with each of the election options. The tax consequences to you of the mergers will depend on the facts of your own situation. If you acquired different blocks of Eaton Vance common stock at different times and at different prices, you may wish to separately identify the particular shares of Eaton Vance common stock for which a particular election is being made, in which case you should (i) attach a statement to this Election Form identifying the particular shares(s) of Eaton Vance common stock for which each election is made (e.g., by acquisition date or price), and (ii) retain a copy of this Election Form and the statement for your records. You should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Eaton Vance common stock for shares of Morgan Stanley common stock, cash or a combination of shares of Morgan Stanley common stock and cash, including the tax consequences of the various election options and whether and how you should separately identify particular shares of Eaton Vance common stock for which a particular election is being made. For a general description of the tax consequences of the mergers, see “Material U.S. Federal Income Tax Considerations” beginning on page [•] of the Information Statement/Prospectus.

15.	How should I send in my signed documents?
An envelope addressed to the Exchange Agent is enclosed with this package. You may use this envelope to return your Election Form and any additional documentation that may be required to make your election complete. If you do not have the envelope, you may send the Election Form and any additional documentation to:
If delivering by mail: Broadridge, Inc. Attn: BCIS Re-Organization Department P.O. Box 1342 Brentwood, NY 11717-0718	If delivering by courier: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717
You may send your documentation (using the return envelope provided) by registered mail, with return receipt requested. You may also instead choose to send your documentation to the Exchange Agent by an overnight delivery service. Please do not return any documents to Eaton Vance or Morgan Stanley. Holders of shares of Eaton Vance common stock who hold such shares in electronic, book-entry form simply need to return the completed and signed Election Form.
16.	Are there any fees associated with the issuance of shares of Morgan Stanley common stock in exchange for shares of Eaton Vance common stock?
There are no fees associated with the exchange unless you request a check or certificate representing Morgan Stanley common stock in a name(s) other than your name.
17.	How do I change my address on the Election Form?
Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information. If you would like to receive your merger consideration at a different address than that imprinted on the front of the Election Form, please complete the box entitled “Special Delivery Instructions” on the Election Form.
18.	What do I do if:
(a)	I want to receive a book-entry statement for shares of Morgan Stanley common stock in a name other than the name in which my book-entry statement for Eaton Vance common stock is registered?
(b)	I want to have my check made payable to someone else?
(c)	The owner or co-owner of the shares is deceased?
Please complete the “Special Issuance/Payment Instructions” in the Election Form in order to transfer the shares or cash to someone else.
19.	Will Eaton Vance common stock continue to trade until the effective time of the mergers?
Yes. Eaton Vance common stock will continue to trade on the New York Stock Exchange during the election period and until the effective time of the mergers. However, after your Election Form is submitted to the Exchange Agent, you will not be able to trade your shares of Eaton Vance common stock subject to such form, unless your election is properly revoked as described in the response to Question 19 below.
20.	Can I revoke my election?
Any election may be revoked prior to the Election Deadline with respect to all or any portion of the shares of Eaton Vance common stock subject to such election. To revoke an election, a written notice of revocation must (1) specify the name of the stockholder having made the election to be revoked and (2) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made. A new election may be made by submitting a new Election Form prior to the Election Deadline.

21.	Who do I call if I have additional questions?
You may contact Eaton Vance Investor Relations at (617) 672-6744 or Morgan Stanley Investor Relations at (212) 762-8131.
DELIVERY INSTRUCTIONS

By Mail:

Broadridge, Inc.
Attn: BCIS Re-Organization Department
P.O. Box 1342
Brentwood, NY 11717-0718
By Courier:

Broadridge, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, NY 11717

ELECTION INFORMATION
THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGERS (THE “ELECTION DEADLINE”).
To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:
On October 7, 2020, Morgan Stanley (“Morgan Stanley”), Mirror Merger Sub 1, Inc., a wholly owned subsidiary of Morgan Stanley (“Merger Sub 1”), Mirror Merger Sub 2, LLC, a wholly owned subsidiary of Morgan Stanley (“Merger Sub 2”), and Eaton Vance Corp. (“Eaton Vance”) entered into an Agreement and Plan of Merger (the “Merger Agreement”)
Pursuant to the terms of the Merger Agreement (attached as Annex A to the Information Statement/Prospectus dated [•], 2021 and mailed to Eaton Vance stockholders of record as of [•], 2021), you have the opportunity to elect to receive, as merger consideration for each share of Eaton Vance common stock that you own, the following, subject to certain limitations:
1.
STOCK ELECTION — a number of shares of Morgan Stanley common stock equal to the sum of (a) 0.5833 and (b) the quotient, rounded to four decimal places, obtained by dividing $28.25 by the volume-weighted average price of Morgan Stanley common stock, rounded to four decimal places, on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the transaction (the “Morgan Stanley Common Stock Reference Price”), subject to automatic adjustment, as applicable, as discussed below.

2.
CASH ELECTION — an amount of cash equal to the sum, rounded to two decimal places, of (a) $28.25 and (b) the product, rounded to four decimal places, obtained by multiplying 0.5833 by the Morgan Stanley Common Stock Reference Price, subject to automatic adjustment, as applicable, as discussed below.

3.	MIXED ELECTION — a combination of $28.25 in cash and 0.5833 of a share of Morgan Stanley common stock.
You will be deemed to have made a “MIXED ELECTION” if:
A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;
B.
A completed “Election Form,” together with your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery, is not actually received by the exchange agent for the mergers, Broadridge Financial Solutions, Inc. (the “Exchange Agent” or “Broadridge”), by the Election Deadline; or

C.	You properly and timely revoke a prior election without timely making a new election.
If no option is chosen on the Election Form, you will be deemed to have made a “Mixed Election,” and merger consideration will be paid under the terms of Option 3 above.
The merger consideration to be paid to holders of Eaton Vance common stock making a Cash Election or Stock Election in connection with the mergers is, pursuant to the terms of the Merger Agreement, subject to automatic adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Morgan Stanley common stock issued by Morgan Stanley in the mergers (other than in respect of certain shares held by Morgan Stanley or a subsidiary of Eaton Vance) is the same as what would be paid and issued if all Eaton Vance stockholders were to receive, for each share of Eaton Vance common stock held, the mixed consideration of 0.5833 of a share of Morgan Stanley common stock and $28.25 in cash. For the avoidance of doubt, the merger consideration to be paid to holders of Eaton Vance common stock making a Mixed Election is not subject to the aforementioned adjustment. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect.
For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:
1.	The Election Form Information Booklet regarding the election process for holders of record of Eaton Vance common stock;

2.
The Election Form, with instructions, that enables a holder of record of Eaton Vance common stock to make his or her election, including an IRS Form W-9 to certify his or her taxpayer identification/social security number;

3.	A Notice of Guaranteed Delivery; and
4.	A proposed client letter, which you may wish to use to obtain election instructions from your clients.
YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY THE ELECTION DEADLINE. Morgan Stanley and Eaton Vance will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the mergers, but you are encouraged to obtain instructions from your clients as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling Eaton Vance Investor Relations at (617) 672-6744 or Morgan Stanley Investor Relations at (212) 762-8131.
For an election to be valid, a duly executed and properly completed Election Form, including any required signature guarantees and any other documents, should be submitted to the Exchange Agent, together with a confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery in a timely manner and in accordance with the instructions contained in the Election Form.
Stockholders who cannot complete the procedures for book-entry transfer prior to the Election Deadline must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.
No fees or commissions will be payable by Eaton Vance or Morgan Stanley, or any officer, director, stockholder, agent or other representative of Eaton Vance or Morgan Stanley, to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to Broadridge for services in connection with the election and exchange process). Morgan Stanley will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.
Any inquiries you may have with respect to the election should be addressed to Eaton Vance or Morgan Stanley. Additional copies of the enclosed materials may be obtained by contacting Broadridge.
EATON VANCE CORP.

Thomas E. Faust Jr.
Chairman and Chief Executive Officer
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF EATON VANCE, MORGAN STANLEY, BROADRIDGE OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION
THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGERS. THE TIME AND DATE OF THE EXPIRATION OF THE ELECTION PERIOD IS HEREIN REFERRED TO AS THE “ELECTION DEADLINE.” UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS BY THE DATE THAT IS THREE BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.
To Our Clients:
On October 7, 2020, Eaton Vance Corp. (“Eaton Vance”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Morgan Stanley (“Morgan Stanley”), Mirror Merger Sub 1, Inc., a wholly owned subsidiary of Morgan Stanley, and Mirror Merger Sub 2, LLC, a wholly owned subsidiary of Morgan Stanley.
Pursuant to the terms of the Merger Agreement (attached as Annex A to the Information Statement/Prospectus dated [•], 2021 and mailed to Eaton Vance stockholders of record as of [•], 2021), you have the opportunity to elect to receive, as merger consideration for each share of Eaton Vance common stock that you own, the following, subject to certain limitations:
1.
STOCK ELECTION — a number of shares of Morgan Stanley common stock equal to the sum of (a) 0.5833 and (b) the quotient, rounded to four decimal places, obtained by dividing $28.25 by the volume-weighted average price of Morgan Stanley common stock, rounded to four decimal places, on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the transaction (the “Morgan Stanley Common Stock Reference Price”), subject to automatic adjustment, as applicable, as discussed below.

2.
CASH ELECTION — an amount of cash equal to the sum, rounded to two decimal places, of (a) $28.25 and (b) the product, rounded to four decimal places, obtained by multiplying 0.5833 by the Morgan Stanley Common Stock Reference Price, subject to automatic adjustment, as applicable, as discussed below.

3.	MIXED ELECTION — a combination of $28.25 in cash and 0.5833 of a share of Morgan Stanley common stock.
You will be deemed to have made a “MIXED ELECTION” if:
A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;
B.
A completed “Election Form,” together with your confirmation of book-entry transfer or properly completed Notice of Guaranteed Delivery, is not actually received by the exchange agent for the mergers, Broadridge Financial Solutions, Inc. (the “Exchange Agent” or “Broadridge”), by the Election Deadline; or

C.	You properly and timely revoke a prior election without making a new election.
If no option is chosen on the Election Form, you will be deemed to have made a “Mixed Election,” and merger consideration will be paid under the terms of Option 3 above.
The merger consideration to be paid to holders of Eaton Vance common stock making a Cash Election or Stock Election in connection with the mergers is, pursuant to the terms of the Merger Agreement, subject to automatic adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Morgan Stanley common stock issued by Morgan Stanley in the mergers (other than in respect of certain shares held by Morgan Stanley or a subsidiary of Eaton Vance) is the same as what would be paid and issued if all Eaton Vance stockholders were to receive, for each share of Eaton Vance common stock held, the mixed consideration of 0.5833 of a share of Morgan Stanley common stock and $28.25 in cash. For the avoidance of doubt, the merger consideration to be paid to holders of Eaton Vance common stock making a Mixed Election is not subject to the aforementioned adjustment. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect.
Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions. Please instruct us on how to exchange your shares of Eaton Vance common stock. If you do not instruct us as to how to exchange your shares, we will not make an election for you and you will be deemed to have made a “Mixed Election” under the terms of Option 3 above.
Please note the following:
•
The Election Deadline is 5:00 P.M., Eastern time, on the date that is three business days preceding the closing date of the mergers. Morgan Stanley and Eaton Vance will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the mergers, but you are encouraged to return your Election Form as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling Eaton Vance Investor Relations at (617) 672-6744 or Morgan Stanley Investor Relations at (212) 762-8131. Eaton Vance and Morgan Stanley currently expect the Mergers to be completed on or about [•], 2021. Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions not later than the date that is three business days prior to the Election Deadline.

•	If you miss our processing deadline specified above, you will be deemed to have made a Mixed Election with respect to your shares of Eaton Vance common stock.
•
Different tax consequences may be associated with each of the election options. The tax consequences to you of the mergers will depend on the facts of your own situation. If you acquired different blocks of Eaton Vance common stock at different times and at different prices, you may wish to separately identify the particular shares of Eaton Vance common stock for which a particular election is being made, in which case you should (i) attach a statement to this Election Form identifying the particular shares(s) of Eaton Vance common stock for which each election is made (e.g., by acquisition date or price), and (ii) retain a copy of this Election Form and the statement for your records. You should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Eaton Vance common stock for shares of Morgan Stanley common stock, cash or a combination of shares of Morgan Stanley common stock and cash. For a general description of the tax consequences of the mergers, see “Material U.S. Federal Income Tax Considerations” beginning on page [•] of the Information Statement/Prospectus.

Please provide your signed instructions below:
ELECTION OPTIONS
☐
STOCK ELECTION — a number of shares of Morgan Stanley common stock equal to the sum of (a) 0.5833 and (b) the quotient, rounded to four decimal places, obtained by dividing $28.25 by the volume-weighted average price of Morgan Stanley common stock, rounded to four decimal places, on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the transaction (the “Morgan Stanley Common Stock Reference Price”), subject to automatic adjustment, as applicable, as discussed below.

Number of Shares
☐
CASH ELECTION — an amount of cash equal to the sum, rounded to two decimal places, of (a) $28.25 and (b) the product, rounded to four decimal places, obtained by multiplying 0.5833 by the Morgan Stanley Common Stock Reference Price, subject to automatic adjustment, as applicable, as discussed below.

Number of Shares
☐	MIXED ELECTION — a combination of $28.25 in cash and 0.5833 of a share of Morgan Stanley common stock.
Number of Shares
Account Number
If you do not elect one of these options, the Exchange Agent will treat you as having made a “Mixed Election.”
As described above, the terms of the Merger Agreement permit a holder of Eaton Vance common stock to make an election with respect to each share of Eaton Vance common stock. If you wish to separately identify the particular shares of Eaton Vance common stock (e.g., shares of Eaton Vance common stock acquired on particular date(s) or at particular price(s)) for which a particular election is being made, you should (i) attach a statement to this form identifying the particular shares(s) of Eaton Vance common stock for which each election is made (e.g., by acquisition date or price), and (ii) retain a copy of this form and the statement for your records. The elections that you make, and the shares with respect to which you make each election, may affect the tax consequences of the mergers to you. For a general description of the tax consequences of the mergers, see “Material U.S. Federal Income Tax Considerations” beginning on page [•] of the Information Statement/Prospectus. We also encourage you to consult your tax advisor with respect to whether and how you should separately identify the particular shares of Eaton Vance common stock for which a particular election is being made.
The merger consideration to be paid in respect of each share of Eaton Vance common stock for which a holder makes a cash election or stock election is, pursuant to the terms of the Merger Agreement, subject to automatic adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Morgan Stanley common stock issued by Morgan Stanley in the mergers (other than in respect of certain shares held by Morgan Stanley or a subsidiary of Eaton Vance) is the same as what would be paid and issued if all Eaton Vance stockholders were to receive, for each share of Eaton Vance common stock held, the mixed consideration of 0.5833 of a share of Morgan Stanley common stock and $28.25 in cash. If such adjustment is required pursuant to the terms of the Merger Agreement, it shall occur automatically and shall apply to each share of Eaton Vance common stock for which a holder makes a cash election or a stock election, as applicable. For the avoidance of doubt, the merger consideration to be paid to holders of Eaton Vance common stock making a Mixed Election is not subject to the aforementioned adjustment. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect for a share of Eaton Vance common stock.
Shares of Morgan Stanley common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.

Signature of Stockholder	Signature of Stockholder	Phone Number

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION
AND RISK OF THE ELECTING STOCKHOLDER. IF DELIVERED BY MAIL,
REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED.
IN ALL CASES, SUFFICIENT TIME SHOULD BE
ALLOWED TO ENSURE TIMELY DELIVERY.
IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER OR
FINANCIAL ADVISOR DIRECTLY.
PROMPT ACTION IS REQUESTED.

NOTICE OF GUARANTEED DELIVERY
OF
SHARES OF COMMON STOCK
OF EATON VANCE CORP.
This form must be used in connection with your election if the procedures for book-entry transfer of the shares of Eaton Vance Corp. (“Eaton Vance”) common stock set forth on the reverse side of this Notice of Guaranteed Delivery cannot be completed prior to the Election Deadline.
This form, together with the Election Form, may be delivered to the Exchange Agent by hand or mail and must be received by the Exchange Agent on or before 5:00 P.M., Eastern time, on the date that is three business days preceding the closing date of the mergers (the “Election Deadline”). Morgan Stanley (“Morgan Stanley”) and Eaton Vance will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the mergers, but you are encouraged to return your Election Form as promptly as practicable.
The Exchange Agent is:

Broadridge Financial Solutions, Inc
If delivering by mail: Broadridge, Inc. Attn: BCIS Re-Organization Department P.O. Box 1342 Brentwood, NY 11717-0718	If delivering by courier: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717
Delivery of this form to an address other than as set forth above does not constitute a valid delivery.
The undersigned hereby surrenders to the Exchange Agent, the number of shares of Eaton Vance common stock set forth on the reverse side of this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of October 7, 2020, by and among Morgan Stanley, Mirror Merger Sub 1, Inc., a wholly owned subsidiary of Morgan Stanley, Mirror Merger Sub 2, LLC, a wholly owned subsidiary of Morgan Stanley, and Eaton Vance, and described in the Information Statement/Prospectus, dated [•], 2021, and the related Election Form, receipt of which are hereby acknowledged.
Number of Shares Surrendered:
DTC Account Number:
Name(s) of Record Holder(s):
Address:
Telephone Number: (___)
Social Security Number or Employer Identification Number:
Dated: ___________, 2021

Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Election Form with any required signature guarantees and (ii) any other required document, within two business days after the Election Deadline of 5:00 P.M., Eastern Time, on the date that is three business days preceding the closing date of the mergers.

Name of Firm:
	(Authorized Signature)
Address:	Name:
	Title:

Telephone Number: (___) ________________	Dated:	,	2021

This form is not to be used to guarantee signatures. If a signature on the Election Form requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form. If you have any questions regarding the election materials, please call Eaton Vance Investor Relations at (617) 672-6744 or Morgan Stanley Investor Relations at (212) 762-8131.